SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                            ____________________


                                 FORM 8-A/A

                         AMENDMENT NO. 2 TO FORM 8-A
                     FOR PREFERRED SHARE PURCHASE RIGHTS

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                            ZURN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                    Pennsylvania                               25-1040754
      (State of incorporation or organization)               (IRS Employer
                                                          Identification No.)


         One Zurn Place, Erie, Pennsylvania                      16505
      (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered

      Preferred Share Purchase Rights              New York Stock Exchange
                                                   Pacific Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               (Title of Class)
      The undersigned registrant hereby amends the following items of its Registration Statement on Form 8-A, dated May 22, 1986, for its Preferred Share Purchase Rights, as set forth herein.

Item 1.     Description of Registrant's Securities to be Registered

            Item 1 contained in the Form 8-A/A Registration Statement Amendment No. 1 dated June 27, 1995 is incorporated herein by reference.

Item 2.     Exhibit.

            1. Form of Rights Agreement dated as of May 19, 1986, as Amended and Restated as of June 28, 1995, between Zurn Industries, Inc. and Society National Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate. (Filed as Exhibit 1 with Form 8-A/A on June 27, 1995.)

            2. Amendment to Rights Agreement of Zurn Industries, Inc., dated March 15, 1996 to conform Final Expiration Date in Rights Agreement, Exhibit 1 above, to the date set forth in all other documentation, i.e., May 28, 1996, as recited in said Amendment.


                                 SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           ZURN INDUSTRIES, INC.



Date:  March 15, 1996                      By /s/ Dennis Haines
                                              Dennis Haines
                                              General Counsel and Secretary











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